INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN
                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                                       AND
                    N.M. ROTHSCHILD ASSET MANAGEMENT LIMITED


THIS AGREEMENT is made and entered into this 26th day of January, 1988, by and between Motors Mechanical Reinsurance Company, Limited, an exempted company, organised and existing under the laws of Barbados, with offices at Collymore Rock, St. Michael, Barbados, W.I. (hereinafter referred to as the "Company"), and N.M. Rothschild Asset Management Limited, a company organised and existing under the laws of England, with its registered office at New Court, St Swithin's Lane, London EC4P 4DU (hereinafter referred to as the "Investment Manager").

                              W I T N E S S E T H:

WHEREAS, the insurance and reinsurance business of the Company in Barbados involves the investment and reinvestment of premium and loss reserves on a regular and continuing basis;

WHEREAS, the Investment Manager has demonstrated expertise in the field of investment portfolio management which should allow it to realise a rate of return on the invested reserves of the Company allowing for both Capital appreciation and liquidity;

WHEREAS, the Company desires to appoint the Investment Manager to manage an investment account and the Investment Manager desires to act in such capacity under the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the Company and the Investment Manager do hereby agree as follows:

1.  Investment  Account.  Effective as of 11th  December,  1987 (the  "Effective
Date"), the Company by resolution of its Board of Directors or Investment Committee segregated certain of its assets in a separate account to be administered and invested by the Investment Manager pursuant to the terms hereof (the "Investment Account").

2. Appointment. Effective as of the Effective Date, the Company hereby appoints the Investment Manager and the Investment Manager hereby accepts such appointment to act as an Investment Manager with respect to the Investment Account.

3. Discretionary Authority and Responsibility. Subject to written investment guidelines established from time to time by the Company and delivered to the Investment Manager (the "Investment Guidelines"),the Investment Manager shall be responsible in its sole judgment and discretion for the management and investment of the Investment Account.

Upon receipt of any amendment to the Investment Guidelines, the Investment Manager shall follow such amended Investment Guidelines as to any transaction thereafter and shall follow such amended Investment Guidelines with respect to the investments existing at the time of such receipt as promptly as practicable. In no event shall the Investment Manager follow any Investment Guideline or any provision of this Agreement which contravenes any applicable law, rule or regulation of any governmental authority or securities exchange applicable to the Investment Manager or, where the Company has made the Investment Manager aware of the same, applicable to the Company; and the Investment Manager shall give prompt written notice to the Company of any such contravention upon becoming aware of the same. The Investment Guidelines shall to the best of the Company's knowledge and belief be consistent with all such applicable laws, rules and regulations.

4. Powers of Investment Manager. The Investment Manager shall have the following powers with respect to the management and investment of the Investment Account, but only to the extent permitted by the Investment Guidelines as they may exist at any given time, (Exhibit A), provided that the purchase or sale of securities may be effected by direct communication between the Investment Manager and the broker handling the transaction with oral followed by written confirmation to the Company pursuant to procedures agreed to by the parties:

(a)  to purchase or subscribe for any securities or other property;

(b) to sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, to grant, purchase, sell, exercise, permit to expire, permit to be held in escrow or otherwise to acquire, dispose of, hold and generally deal in any manner with and in all forms of options in any combination, to enter into stand-by agreements for future investment, either with or without a stand-by fee, or otherwise to dispose of any securities or other property at any time held in the Investment Account;

(c) to settle, compromise or submit to arbitration any claims, debts, or damages, due or owing to or from the Investment Account, to commence or defend suits or legal proceedings and to represent the Company with respect to the Investment Account in all suits or legal proceedings in any court of law or before any other body or tribunal; provided, however, that the Company shall retain the right, in its sole discretion and at its own expense, to bring, join in or oppose any such suits, proceedings settlements or arbitrations where or it may be adversely affected by the outcome or where it is advised by counsel that such action is required on its part by applicable law;

(d) to exercise any conversion privilege and/or subscription right available in connection with any securities or other property held in the Investment Account or permit the same to lapse; to oppose or to consent to the reorganisation, consolidation, merger, or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which are held in the Investment Account and to do any act with reference thereto, including the exercise or non exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be necessary or advisable in connection therewith, and to hold and retain any securities or other property in the Investment Account which it may so acquire; and to deposit any property with any protective, reorganisation or similar committee, and to pay or agree to pay part of the expenses and compensation of any such committee and any assessments levied with respect to property so deposited;

(e) to exercise any right, including the right to vote if so directed by the Company, appurtenant to any securities or other property held in the Investment Account;

(f) to hold part or all of the Investment Account in an interest bearing deposit account from time to time, i.e. uninvested in securities;

(g) to purchase, enter, sell, hold and generally deal in any manner in and with contracts for the immediate or future delivery of financial instruments of any issuer or of any other property;

(h) to delegate to one or more agents any of its duties hereunder and in its discretion to provide such information on the composition of the Investment Account as may prove necessary to such agents; and

(i) to convert monies received with respect to assets in the Investment Account into U.S. dollars or other currencies through the Investment Manager's customary channels, including without limitation, the effecting of such conversions through one of its affiliates.

The words "securities or other property" as used in subparagraph "(a)" shall be deemed to refer to any intangible personal property or part interest therein, wherever situate, including but without being limited to governmental, corporate or personal obligations, trust and participation certificates, certificates of deposit, notes or other evidences of indebtedness or ownership, secured or unsecured, common and preferred stocks and options thereon and any other evidences of indebtedness or ownership, when and if permitted under the Investment Guidelines.

5. Reports, Valuations, Certificates, Meetings. The Company shall certify the appointment of the Investment Manager and the amount of the Investment Account and the Investment Manager shall provide the Company with a certificate evidencing the Investment Manager's duly authorised representatives for communications with the Company.

The Investment Manager shall deliver to the Company or its designee monthly statements indicating all investments in the Investment Account and their market values as of the close of business on the last business day of each month together with performance tabulations, a schedule of purchases and sales including brokerage commissions or other fees, if any, and such other reports as shall be reasonably requested from time to time by the Company.

The Investment Manager shall, upon the request of the Company, attend meetings with representatives of the Company to discuss the investment of the Investment Account assets or shall submit its views in writing as the Company may request from time to time.

The Company shall from time to time provide the Investment Manager with Certificates containing the names and specimen signatures of the individuals who are authorised to act on behalf of the Company. Persons authorised to act on behalf of the Company may delegate various duties under this Agreement provided that the power to act on behalf of the Company to amend this Agreement, to change the amount of the Investment Account, to terminate this Agreement or to amend the Investment Guidelines may not be delegated. The Investment Manager shall be fully protected in relying upon any written notice, instruction, direction or communication that the Investment Manger reasonably believes (based upon the then current Certificate of the Company) to have been executed by an individual who is authorised to act on behalf of the Company as the case may be.

6. Custody of Assets. The Investment Manager shall establish custody arrangements for the physical possession and retention in safe custody to the order of the Company of all of the assets of the Investment Account and shall be responsible for the collection of all income due thereon.

7. Brokerage. The Investment Manager will endeavor to secure the best execution and terms reasonably obtainable in all transactions effected on behalf of the Company. Except as otherwise specifically directed by the Company, the Investment Manager shall have complete discretion to select any broker or dealer (including affiliates of the Investment Manager) to effect such transactions.

8. Representations, Standard of Conduct. The Investment Manager represents and warrants that it has completed, obtained or performed all registrations, filings, approvals, authorisations, consents or examinations required of it by any government governmental authority for the performance of the acts contemplated by this Agreement, and will maintain such status during the term of this Agreement.

The Investment Manager acknowledges that it is familiar with and will comply with the responsibilities demanded of a prudent investment manager in the performance of its obligations hereunder. The Investment Manager shall, subject always to the Investment Guidelines, discharge such obligations solely in the interest of the Company and (i) for the exclusive purpose of providing benefits to the Company and defraying reasonable expenses of administering the Investment Account; (ii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims by diversifying the investments in the Investment Account so as to minimize the risk of large losses; and (iii) in accordance with the provisions of applicable law, as the same may from time to time be amended.

The Investment Manager will not be liable for any errors of fact or judgment or for any action lawfully taken or omitted to be taken by it or any agent or representative designated by it, unless such error, act or omission is attributable to negligence or willful misconduct in which event Investment Manager shall indemnify and hold the Company harmless from and against any and all losses and expenses incurred by the Company as a result thereof. The Investment Manager will neither be responsible for any loss of opportunity whereby the value of the Investment Account could have been increased nor for any decline in the value of the Investment Account or other assets of the Company nor for any loss of cash deposited or advanced by the Investment Manger, unless such decline or loss is a direct result of the failure of the Investment Manager or any of its agents to comply with the Company's instructions in which event Investment Manager shall indemnify the Company as aforesaid.

9. Compensation for Services hereunder as Investment Manager. As compensation for services rendered hereunder, the Investment Manager shall be paid a fee equal to 0.225% per annum on the first US$20 million of funds under management, 0.20% per annum on the next $20 million of funds under management and 0.15% per annum of the balance of funds under management in excess of US$40 million where the applicable rate is applied to the market value of the portfolio, as adjusted for capital injections and withdrawals, at each calendar quarter end or the date of termination of this Agreement. During the initial funding period, fees shall be prorated to reflect the actual number of days assets were being managed. Quarterly statements detailing the investment portfolio and fees shall be rendered to the Company and charged against the Investment Account. No other fee or transaction charge shall be imposed on the Investment Account or payable hereunder.

10. Services to Other Clients. The services of the Investment Manger to the Company are not to be deemed exclusive, it being understood that the Investment Manager performs investment advisory and management services for various other clients. The Investment Manager may give advice and take action with respect to any of its other clients which may differ from advice given or from the timing or nature of actions taken with respect to the Investment Account.

11. Bonding. The Investment Manager will procure and maintain at its own expense fidelity bonding in an amount not less than US$50m (fifty million) or such other amount as may be agreed between the parties from time to time. A letter confirming such coverage shall be delivered to the Company by the insurers of the Investment Manager.

12. Assignment of Agreement. The Investment Manager hereby agrees that it shall not assign or transfer this Agreement without the prior written consent of the Company.

13. Termination. This Agreement shall continue in effect until terminated by either the Investment Manager or the Company by giving at least thirty (30) days prior written notice to the other; except that at the request of the Company, the Investment Manager shall remain as Investment Manager hereunder until the Company selects and appoints a successor.

14. Applicable Law. This Agreement shall be construed, administered and enforced according to the laws of England.

15. Notices. All notices or instructions hereunder shall be in writing and shall be sent by registered or certified air mail, telex or other means providing for acknowledgment of receipt addressed to the offices indicated in the preamble hereof or to such other addresses as the parties may from time to time direct. In the event the Investment Manager in its absolute discretion accepts oral instructions from the Company, such instructions shall be confirmed in writing within a reasonable time thereafter.

16. Acknowledgment for Jurisdiction. The Investment Manager and Company agree that all claims arising out of this Agreement shall be litigated in a court of appropriate jurisdiction located in England.

17. Entire Agreement. This Agreement embodies the entire understanding of the parties, supersedes any prior agreements or understandings with respect to the subject matter hereof and cannot be altered, amended, supplemented or any provisions waived, except by written agreement of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED

By:    ____________________________      By:    ______________________________

Title: ____________________________      Title: ______________________________

N.M. ROTHSCHILD ASSET MANAGEMENT LIMITED

By:    ____________________________      By:    ______________________________

Title: ____________________________      Title: ______________________________



                         INVESTMENT MANAGEMENT AGREEMENT
                                     BETWEEN
                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                                       AND
                       ROTHSCHILD ASSET MANAGEMENT LIMITED

                                    EXHIBIT A
                              INVESTMENT GUIDELINES


Portfolio Objectives

The primary investment objectives of the Company are to preserve its real capital base and maintain liquidity needed for claim settlements through a conservative program of investment in high-quality fixed income securities as defined in this statement of guidelines. To achieve these objectives, Investment Manager's strategy and operating practice shall be consistent with the following:

I.   Investment Instruments

     Only U.S. dollar denominated fixed income and money market instruments may be utilised, provided that up to 30% of the portfolio may be invested in non-U.S. dollar denominated foreign government bonds. Use of these instruments would be restricted as follows:

     (A) No investment may be held at a domestic branch of a U.S. bank, however, deposits may be held at foreign branches or subsidiaries of U.S. banks.

     (B) No investment may be made in issues which have been registered with the S.E.C.

     (C) No investment may be made in instruments which, at the time of purchase, will prospectively be subject to non-reclaimable withholding tax.

     (D) No investment may be convertible in nature nor have warrants attaching thereto.

     (E) Time deposits and CD's held at any one bank may not exceed 15 percent of the portfolio at any point in time.

     (F) No investment may be in General Motors Corporation or any of its affiliates or subsidiaries.

     (G)  All   non-U.S.   dollar   denominated   investments   must  be   fully
          currency-hedged into U.S. dollars.

II.  Portfolio Diversification

     The Investment Manager shall develop guidelines governing the maximum investment in the securities of any single issuer or guarantor so as to provide reasonable diversity among the assets which comprise the Investment Account. A copy of the guidelines in effect at any point in time shall be provided to the Company, which reserves the right to modify them at its discretion.

III. Investment Maturity

     "The duration of the total portfolio shall be kept within a range of + or - 25% of the duration of the benchmark index."

     No investment may have a maturity (or redemption at the holder's option) in excess of 10 years.

     Floating rate notes will be deemed to have a duration determined by the date of the next coupon change. However, no floating rate note shall be held whose final maturity or first redemption at holder's option (whichever is sooner) is greater than ten (10) years.

IV.  Investment Quality

     Except for interim capital amounts held by the Investment Manager in its own account all investments must meet one of the following criteria in order to qualify for inclusion in the portfolio:

     (A) The investment must be issued or unconditionally guaranteed by Organization for Economic Cooperation and Development (OECD) governments and, in the opinion of the Investment Manager, such securities are at least equivalent to the minimum quality requirement set forth below.

     (B) The investment must have at least a Moody's rating of Aa3 or S&P of AA- or the equivalent or A1P1 for maturities under 1 year.

     (C)  Investments specifically approved in writing by MMRC and Citibank, or

     (D) The investment must be unconditionally guaranteed by a company or entity, satisfying IV(B) above.

V.   Investment Performance

     Investment performance will be measured against the (new) Salomon Brothers Eurodollar bond Index (maturities greater than 1 year, excluding issues rates below Aa3/AA-)


MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED


By:      ...........................       By:      ..........................
Title:                                     Title:

Date:    ...........................       Date:    ..........................